UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Paragon 28, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 912-1332

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” or “the Company” refer to Paragon 28, Inc.

Item 2.02. Results of Operations and Financial Condition.

Paragon 28, Inc. is disclosing certain preliminary results of operations as at and for the three months and year ended December 31, 2022.

Preliminary Estimated Financial Data for the Three Months and Year Ended December 31, 2022

Our financial statements as of and for the year ended December 31, 2022 are not yet available. Accordingly, the information presented below reflects our current preliminary estimates and expectations for the three months and the year ended December 31, 2022, subject to the completion of our financial close process, any adjustments that may result from the completion of such financial close process, and the finalization of our actual financial statements for the year ended December 31, 2022. As a result, these estimates may differ from the actual results that will be reflected in our financial statements as of and for the year ended December 31, 2022 when they are issued. These estimates may change and those changes may be material. These estimates are not meant to be a comprehensive statement of our financial position and results for these periods. Accordingly, you should not place undue reliance on these estimates.

For the quarter ended December 31, 2022, our preliminary unaudited net revenue is expected to be in a range of $51.2 to $51.5 million, as compared to $42.8 million for the quarter ended December 31, 2021, an increase of approximately 20% compared to quarter ended December 31, 2021. These results reflect foreign currency headwinds which are expected to reduce preliminary unaudited fourth quarter 2022 net revenue growth and net revenue by 1.6% and $0.7 million, respectively, as compared to the quarter ended December 31, 2021. Our preliminary estimated gross margin for the quarter ended December 31, 2022 is expected to be in a range of 81% to 82% compared to 81.7% for the quarter ended December 31, 2021.

For the year ended December 31, 2022, our preliminary unaudited net revenue is expected to be in a range of $181.0 to $181.3 million, as compared to $147.5 million for the year ended December 31, 2021, an increase of approximately 23% compared to year ended December 31, 2021. These results reflect foreign currency headwinds which are expected to reduce preliminary unaudited full-year 2022 net revenue growth and net revenue by 1.4% and $2.1 million, respectively, as compared to the full-year of 2021. Our preliminary estimated gross margin for the year ended December 31, 2022 is expected to be approximately 82% compared to 81% for the year ended December 31, 2021.

As of December 31, 2022, our preliminary estimated cash and cash equivalents balance was $38.5 million.

These preliminary estimates have been prepared by, and are the responsibility of, our management and are based on a number of assumptions. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary information as of and for the three months and the year ended December 31, 2022. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect to these preliminary amounts.

The information contained in Item 2.02 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of any general incorporation language in any such filing or document, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements, including the Company’s preliminary financial results for the quarter and year ended December 31, 2022. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to numerous risks, including, among other things, those set forth under the caption “Risk Factors” in the Company’s most recent filings with the Securities and Exchange Commission, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K.

Further information on these and other factors that could affect the Company’s financial results and the forward-looking statements in this Current Report on Form 8-K is included in the Company’s filings with the Securities and Exchange Commission, including, among others, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon 28, Inc.

Date: January 25, 2023	By:	/s/ Jonathan Friedman
Jonathan Friedman
General Counsel